Exhibit 99.1

SOLARWINDS SETS ITS SIGHTS ON THE SMB AND THE CLOUD, AGREES TO ACQUIRE N-ABLE
Acquisition will enable SolarWinds to more effectively address the growing IT management needs of small businesses - less than 100 employees - globally
AUSTIN, Texas and OTTAWA - May 21, 2013 - SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today announced that it has entered into a definitive agreement to acquire privately held N-able Technologies, a leader in Cloud-based remote monitoring and management (RMM) and service automation software for Managed Service Providers (MSPs). SolarWinds is acquiring N-able for $120 million in cash. The company expects the acquisition to close before the end of May.
“Upon completion of the acquisition, the addition of N-able to the SolarWinds family gives us the opportunity to respond to a growing need in the IT industry. As more and more small businesses begin exploring ways to deploy and efficiently manage IT and SaaS-based technologies to drive their businesses, MSPs are stepping up with Cloud-based services designed to help ensure that IT environments are maintained and employees have the access and device support that they need to get their jobs done. We're excited to expand into another highly complementary branch of IT management that we believe is ripe for our disruptive go-to-market model,” said Kevin Thompson, SolarWinds' President and CEO.
“N-able is very excited about this opportunity to join forces with SolarWinds to continue our mission to serve the MSP market and drive this next phase of growth,” said Gavin Garbutt, CEO and Co-Founder, N-able Technologies. “We feel that this merger is a reflection of our industry-leading position and growth, the quality of our products and, most importantly, the performance of the N-able team worldwide.”
Overview:

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SolarWinds believes that a significant opportunity exists to more effectively serve small businesses' evolving IT needs by empowering the MSPs many of them have come to rely on. Many MSPs offer Cloud-based management services designed to help ensure that IT environments are efficiently and properly maintained in line with “light IT” or “no IT” initiatives.

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SolarWinds intends to acquire N-able, giving SolarWinds a more effective and accelerated means of meeting the needs of the rapidly developing IT service market - comprised of MSPs and Value-added Resellers, and the hundreds of thousands of SMBs they serve.

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The acquisition allows SolarWinds to leverage the large opportunity associated with rapidly growing adoption of the Cloud and SaaS-based services among SMBs; enhancing its remote monitoring and management (RMM) offerings and adding MSP service automation to the broad range of management challenges that SolarWinds works to address for the IT industry.

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The functionality provided by the N-able acquisition serves a critical need for MSPs tasked with providing supplemental or complete IT services, via the Cloud, to small and mid-sized businesses, such as user support and device and application monitoring and troubleshooting. N-able has a proven track record of helping MSPs standardize and automate the setup and delivery of these IT services in order to achieve true scalability.

•	SolarWinds plans to share additional details around future product direction, branding, positioning and pricing following the completion of the acquisition.
“Like SolarWinds, N-able has built a reputation for delivering products that are tailor-made to support the unique needs of their users and has invested in developing strong relationships with these MSPs,” continued Thompson. “We look forward to welcoming the N-able team into the SolarWinds family and working together to expand the SolarWinds model into this new IT management market. We believe that the combined strength of these two companies will deliver significant benefit to the larger IT community, but in particular those small businesses who need support in managing, maintaining and securing their critical IT systems.”
In support of this announcement, SolarWinds will host a teleconference on Tuesday, May 21 at 4 pm CT. The domestic dial-in number for this call is 1-888-395-3230; international participants can dial +1 719-325-2326 to access the call. Please dial in 5-10 minutes before the scheduled start time. A live webcast of the call will be available on the SolarWinds Investor Relations website at ir.solarwinds.com. A replay of the webcast will be available on a temporary basis shortly after the event at the same location.
For more information on SolarWinds and SolarWinds' IT management solutions, please visit www.solarwinds.com.
For more information on N-able Technologies and N-able's RMM and service automation products, visit www.n-able.com.
Forward-Looking Statements
This press release contains "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the opportunities presented for SolarWinds by the acquisition and its ability to leverage those opportunities, the ability of SolarWinds to integrate the acquisition and expand its model into the remote monitoring and management market and the closing of the acquisition. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “will,” “plans,” ”believes,” “intends” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the inability to increase sales to existing customers and to attract new customers; (c) SolarWinds' failure to integrate acquired businesses and any future acquisitions successfully; (d) the timing and success of new product introductions by SolarWinds or its competitors; (e) changes in SolarWinds' pricing policies or those of its competitors; and (f) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2012 filed on February 19, 2013. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
About SolarWinds
SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide - from Fortune 500 enterprises to small businesses. We work to put our users first and remove the obstacles that have become “status quo” in traditional enterprise software.  SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to address users' management priorities. Our online user community, thwack, is a gathering-place where tens of thousands of IT pros solve problems, share technology, and participate in product development for all of SolarWinds' products.  Learn more today at http://www.solarwinds.com.
SolarWinds and SolarWinds.com are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.
About N-able Technologies
N-able is the leading global provider of complete IT management and Automation solutions for Managed Service Providers (MSPs). N-able's award-winning N-central® is the industry's #1 RMM and MSP Service Automation Platform. N-able has a proven track record of helping MSPs standardize and automate the setup and delivery of IT services in order to achieve true scalability. N-central is backed by the most comprehensive business enablement support services available today and the industry's only freemium licensing model. Thousands of MSPs use N-able solutions to deliver scalable, flexible, profitable managed services to over 91,000 SMBs worldwide. With offices in North America, the U.K., the Netherlands and Australia, N-able is 100% channel-friendly and maintains strategic partnerships with Microsoft, Intel, IBM, CA, and Cisco among others.
CONTACTS:
For SolarWinds:
Investors:                        Media:
Dave Hafner                        Tiffany Nels
Phone: 512.682.9867                    Phone: 512.682.9545
ir@solarwinds.com                    pr@solarwinds.com

For N-able:
Derik Belair
phone: 613.592.6676 x304
dbelair@n-able.com